Exhibit 23(e)

Friedman LLP
Accountants and Advisors

1700 Broadway
New York, NY 10019
T: 212-842-7000
F: 212-842-7001
www.friedmanllp.com

Consent of Independent Auditors

     We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 28, 2006, June 2, 2006, June 5, 2006, June 9, 2006, June 12, 2006, June 14, 2006, June 23, 2006, June 30, 2006, August 16, 2006, August 30, 2006, September 22, 2006, October 17, 2006, October 17, 2006, October 17, 2006, October 17, 2006, October 17, 2006, October 17, 2006, October 17, 2006, October 30, 2006, December 6, 2006, December 22, 2006, December 13, 2006 and January 10, 2006 with respect to the statement of revenues and certain expenses of the properties known by the following names: (i) The North 40 Office Complex for the year ended December 31, 2005; (ii) Publix at Weston Commons for the year ended December 31, 2005; (iii) City Center for the year ended December 31, 2005; (iv) WellPoint Office Campus for the year ended December 31, 2005; (v) DLF Multi-Family Portfolio for the year ended December 31, 2005; (vi) The Creeksides at CenterPoint for the year ended December 31, 2005; (vii) Park Place on Turtle Creek for the year ended December 31, 2005; (viii) MarketFair for the year ended December 31, 2005; (ix) South Frisco Village for the year ended December 31, 2005; (x) IDI National Industrial Portfolio for the year ended December 31, 2005; (xi) Millennium Corporate Park for the year ended December 31, 2005; (xii) the following properties comprising the Florida Retail Portfolio: (1) East LakeWoodlands for the period August 5, 2005 to December 31, 2005; (2) Palm Lakes Plaza for the year ended December 31, 2005; (3) The Marketplace at Dr. Phillips for the year ended December 31, 2005; (4) International Drive Value Center for the period January 18, 2005 to December 31, 2005; (5) Alfaya Square for the year ended December 31, 2005; (6) Kendall Corners for the year ended December 31, 2005; (7) South Dade Shopping Center for the year ended December 31, 2005; (xiii) The Ellipse at Ballston for the year ended December 31, 2005; (xiv) the properties comprising the Account’s joint venture with Developers Diversified Realty Corporation for the year ended December 31, 2005; (xv) Printemps de l’Homme for the year ended December 31, 2005; (xvi) 1900 South Burgundy for the year ended December 31, 2005; and (xvii) Wilshire Rodeo Plaza for the nine months ended September 30, 2005, in the Registration Statement (on Form S-1) and related prospectus of TIAA Real Estate Account for the offer and sale of interests in the TIAA Real Estate Account, a variable option offered through certain TIAA annuity contracts.

/s/ Friedman LLP

March 20, 2007